UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report  (Date of earliest event reported):  November 29, 2007

TRC COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9947	06-0853807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Griffin Road North, Windsor, Connecticut 06095
(Address of Principal Executive Offices) (Zip Code)

(860) 298-9692
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition.

On November 30, 2007, TRC Companies, Inc. (“the Company”) issued a news release announcing its financial results for the three months and fiscal year ended June 30, 2007. A copy of the news release is attached hereto as Exhibit 99.1 to this report.

The information in this Item 2.02 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 4.02                   (a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Subsequent to the issuance of the Company’s fiscal 2007 second and third quarter interim consolidated financial statements, the Company determined that it had not properly recorded a charge to expense related to the induced conversion of its Series A Convertible Redeemable Preferred Stock which occurred in December 2006.

As a result, on November 29, 2007 the Company concluded, after confirmation with the Audit Committee of the Company’s Board of Directors, that the Company should restate its interim consolidated financial statements for those periods to properly reflect a $1.96 million charge to dividends, accretion and conversion charges on preferred stock on the Company’s consolidated statement of operations for the three and six month periods ended December 31, 2006 and the three and nine month periods ended March 31, 2007.

The Company’s initial recording of the transaction was incorrectly treated as a redemption, with the recording of a benefit to the consolidated statement of operations in December 2006 of $3.92 million for the difference between the carrying value of the preferred stock of $15.00 million and the fair value of the common stock issued of approximately $11.08 million. The appropriate accounting for the transaction results in the fair value of all securities and other consideration transferred in the transaction over the fair value of the securities issuable pursuant to the original conversion terms (i.e., the $1.96 million) being subtracted from net earnings to arrive at net earnings available to common shareholders in the calculation of earnings per share.

Accordingly, the interim consolidated financial statements previously filed by the Company with the Securities and Exchange Commission on Form 10-Q as of and for the three and six month periods ended December 31, 2006 and as of and for the three and nine month periods ended March 31, 2007, should no longer be relied upon. The restatement will be reflected in the presentation of quarterly financial information in the Company’s Fiscal 2007 Annual Report on Form 10-K that is expected to be filed by December 14, 2007. The Company plans to restate the fiscal 2007 second and third quarter interim consolidated financial statements prospectively when it files the fiscal 2008 second and third quarter interim consolidated financial statements.

The Audit Committee has discussed this conclusion and the matters set forth herein with Deloitte & Touche LLP, the Company’s independent registered public accounting firm.

A copy of the press release dated November 30, 2007 announcing the restatement is attached hereto as Exhibit 99.1 which is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

99.1      News release titled “TRC Announces Fourth Quarter and Fiscal Year-End 2007 Financial Results.”

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 30, 2007	TRC Companies, Inc.

	By:	/s/ Carl d. Paschetag, Jr.
Carl d. Paschetag, Jr.
Senior Vice President and
Chief Financial Officer